November 24, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 24, 2016 of Enhance Skin Products Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117                 Phone: (888)727-8251 Fax: (888)782-2351